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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2002

DRS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8533 (Commission File Number)	13-2632319 (IRS Employer Identification No.)

5 Sylvan Way, Parsippany, New Jersey 07054
(Address of principal executive offices)

(973) 898-1500
(Registrant's telephone number, including area code)

Item 7. Financial Statement and Exhibits.

    On July 15, 2002, DRS Technologies, Inc. (the Company) filed a Form 8-K announcing its acquisition of the assets and certain liabilities of the Navy Controls Division of Eaton Corporation (NCD). In such filing the Company indicated that it would file financial statements of NCD and pro forma financial information if required. The Company has determined that such financial statements and pro forma information are not required to be included in a Form 8-K filing pursuant to the guidelines of Rule 305 and Article II of Regulation S-X.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hererunto duly authorized.

DRS TECHNOLOGIES, INC. Registrant
Date September 25, 2002
/s/ RICHARD A. SCHNEIDER Richard A. Schneider Executive Vice President, Chief Financial Officer and Treasurer

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  Item 7. Financial Statement and Exhibits.
SIGNATURES